UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 August 9, 2007

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)          On August 9, 2007, the Board of Directors (the "Board") of Mentor Corporation (the "Company") approved the 2007 Strategic Equity Incentive Plan (the "Sub-Plan") under the Company's 2005 Long Term Incentive Plan (the "Plan").

The Board's objective in establishing the Sub-Plan was to create a long-term incentive plan for the Company's top 40 executives and senior managers, including the Company's executive officers, designed to reward the participants for achieving superior financial results for the Company over a period of four fiscal years.  In designing the Sub-Plan, the Compensation Committee of the Board consulted extensively with Pearl Meyer and Partners, an independent human resources consulting firm, and Pearl Meyer provided the Compensation Committee with relevant market data and alternatives to consider when considering adoption of the Sub-Plan.

The Sub-Plan provides for the grants of nonqualified stock options to key employees of the Company, and the options are for the acquisition of shares of the Company's common stock.  The exercise price for the shares subject to the options will be set at a premium to the closing trading price of the Company's common stock as reported by the New York Stock Exchange on the date of grant.  The shares subject to the options will vest subject to the attainment of specified earnings per share ("EPS") targets over fiscal years 2008, 2009, 2010 and 2011.  The vesting percentages are disproportionately skewed to the achievement of the EPS targets in fiscal years 2010 and 2011, and the EPS targets represent compounded growth rates that are in excess of recent EPS growth rates for the Company.

The Sub-Plan provides that the attainment or non-attainment of an EPS target for one fiscal year shall not affect a participant's ability to achieve vesting in a subsequent fiscal year nor to vest pursuant to the provisions for catch up vesting.  Catch up vesting allows a percentage of the shares subject to the options to vest as of the last day of fiscal year 2011 if the cumulative EPS for fiscal years 2008-2011 meets or exceeds certain thresholds.

As a consequence of the design of the Sub-Plan, the participants will only realize the Sub-Plan's possible full payout if the Company achieves superior EPS results and the trading price of the Company's common stock increases materially.  The Board believes that the Sub-Plan provides an incentive for the participants to deliver superior, not easily achieved, financial results to the Company's shareholders over the fiscal years covered by the Sub-Plan, and the Sub-Plan increases the alignment of the participants' interests with those of the Company's shareholders.

                If there is a Change in Control Event (as defined in the Plan) unvested shares subject to each option granted under the Sub-Plan shall become vested immediately on the date of the Change in Control Event as follows:

(i)           If the Change in Control Event occurs on or before March 31, 2009, the participant shall become vested in the number of options required to bring the aggregate vesting to fifty percent (50%) of the options; and

(ii)          If the Change in Control Event occurs after March 31, 2009 and before April 1, 2011, the participant shall become vested in a number of options equal to fifty percent (50%) plus the number of vested options immediately prior to the Change in Control Event, up to a total of one hundred percent (100%).

A copy of the Sub-Plan is attached hereto as Exhibit 10.1 and the prior description is qualified entirely by such document, which is deemed incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Exhibit Title or Description
10.1	2007 Strategic Equity Incentive Plan Under the 2005 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: August 10, 2007	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb General Counsel